SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
July 31, 2007
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Credit Agreement
Committed Line of Credit Note
Amended and Restated Reimbursement Agreement
Amended and Restated Subordination
Restated Guaranty Agreement
Press Release

     Item 1.01. Entry into a Material Definitive Agreement.
     On July 31, 2007, Environmental Tectonics Corporation (“ETC”) completed a refinancing of its indebtedness with PNC Bank, National Association (“PNC”) in the aggregate amount of up to $15,000,000. This refinancing by ETC is an extension of a credit facility originally entered into with PNC in February 2003.
     Pursuant to the terms of a Credit Agreement, dated as of July 31, 2007, between ETC and PNC (the “Credit Agreement”), ETC established a revolving line of credit with PNC in the maximum, aggregate principal amount of $15,000,000 to be used for ETC’s working capital or other general business purposes and for issuances of letters of credit. Pursuant to the terms of the Credit Agreement, ETC executed a promissory note in favor of PNC, in the maximum principal amount of $15,000,000, to evidence ETC’s obligation to repay the line of credit (the “Note”). Amounts borrowed under the Credit Agreement may be borrowed, repaid and reborrowed from time to time until June 30, 2009.
     Borrowings made pursuant to the Credit Agreement will bear interest at either the prime loan rate (as described in the Note) minus 1.00% or the London Interbank Offered Rate (as described in the Note) as determined under the Note plus 0.90%. Under the Credit Agreement, ETC is obligated to pay a fee of 0.125% per annum for unused available funds.
     The Credit Agreement contains customary affirmative and negative covenants for transactions of this type, including limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates. The Credit Agreement also contains financial covenants.
     The Note provides for customary events of default with corresponding grace periods, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of certain judgments and the liquidation of ETC.
     ETC’s obligations under the Credit Agreement are secured by a personal guarantee from H. F. Lenfest (“Lenfest”) under a Restated Guaranty, dated July 31, 2007, made by Lenfest in favor of PNC (the “Restated Guaranty”). ETC will pay Mr. Lenfest an annual cash fee of 1% of the loan commitment for his guarantee. Mr. Lenfest is a member of ETC’s Board of Directors and a significant shareholder of ETC.
     In connection with entering into the Credit Agreement, ETC was required to enter into an Amended and Restated Reimbursement Agreement, dated as of July 31, 2007, by ETC in favor of PNC (the “Reimbursement Agreement”), and an Amended and Restated Subordination and Intercreditor Agreement, dated as of July 31, 2007, by and among ETC, PNC and Lenfest (the “Subordination Agreement”). The Reimbursement Agreement governs letters of credit issued pursuant to the Credit Agreement. Under the Subordination Agreement, Lenfest agreed to continue to subordinate his rights in connection with a convertible promissory note executed by ETC in favor of Lenfest in the original aggregate principal amount of $10,000,000, dated February 18, 2003, to the rights of PNC in connection with the Line of Credit.

     The foregoing description of the Credit Agreement, Note, Reimbursement Agreement, Subordination Agreement and Restated Guaranty is qualified in its entirety by reference to the Credit Agreement, Note, Reimbursement Agreement, Subordination Agreement and Restated Guaranty, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and incorporated herein by reference. ETC’s press release dated July 31, 2007 announcing the execution of the Credit Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are filed herewith:

10.1	Credit Agreement, dated as of July 31, 2007 between ETC and PNC

10.2	$15,000,000 Committed Line of Credit Note, dated July 31, 2007, issued by ETC in favor of PNC

10.3	Amended and Restated Reimbursement Agreement for Letters of Credit, dated as of July 31, 2007, by ETC in favor of PNC

10.4	Amended and Restated Subordination and Intercreditor Agreement, dated as of July 31, 2007, among PNC, H.F. Lenfest and ETC

10.5	Restated Guaranty Agreement, dated as of July 31, 2007, by H.F. Lenfest in favor of PNC

99.1	Press Release dated August 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: July 31, 2007	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX

10.1	Credit Agreement, dated as of July 31, 2007 between ETC and PNC

10.2	$15,000,000 Committed Line of Credit Note, dated July 31, 2003, issued by ETC in favor of PNC

10.3	Amended and Restated Reimbursement Agreement for Letters of Credit, dated as of July 31, 2007, by ETC in favor of PNC

10.4	Amended and Restated Subordination and Intercreditor Agreement, dated as of July 31, 2007, among PNC, H.F. Lenfest and ETC

10.5	Restated Guaranty Agreement, dated as of July 31, 2007, by H.F. Lenfest in favor of PNC

99.1	Press Release dated August 1, 2007

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